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                                                                   Exhibit 99.A2


                          THE PAINEWEBBER EQUITY TRUST,
                             GROWTH STOCK SERIES 26
                           Global Insurance Portfolio
                             Global Banks Portfolio
                           Global Utilities Portfolio
                                Europe Portfolio



                          TRUST INDENTURE AND AGREEMENT


                          Dated as of February 14, 2001


                                  Incorporating


                     Standard Terms and Conditions of Trust
                            Dated as of July 1, 1998,


                                     Between

                            PAINEWEBBER INCORPORATED,
                                  as Depositor


                                       and


                         INVESTORS BANK & TRUST COMPANY
                                   as Trustee



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         THIS TRUST INDENTURE AND AGREEMENT dated as of February 14, 2001 between PaineWebber Incorporated, as Depositor and Investors Bank & Trust Company, as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of July 1, 1998, among the parties hereto (hereinafter called the "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.

                                WITNESSETH THAT:

         WHEREAS, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms in order to facilitate creation of a series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940, as amended, and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks issued by domestic or foreign companies, and, in certain cases, interest-bearing United States Treasury Obligations ("Treasury Obligations"); and

         WHEREAS, the parties now desire to create the Twenty-Sixth Growth Stock Series of the aforesaid;

         WHEREAS, the parties now desire to create four (4) different portfolios of the aforesaid series (each, a "Trust Portfolio"), each of which shall be a separate and distinct "Trust" or "Trust Fund" as such terms are defined in
Section 1.01 of the Standard Terms and which shall be known as and designated as follows: "Growth Stock Series 26 Global Insurance Portfolio", "Growth Stock Series 26 Global Banks Portfolio", "Growth Stock Series 26 Global Utilities Portfolio" and "Growth Stock Series 26 Europe Portfolio";

         NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     PART I

                     Standard Terms and Conditions of Trust

         Subject to the provisions of Part II and Part III of this Trust Indenture and Agreement set forth below, all of the provisions of the Standard Terms are incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument. Unless otherwise stated, section references shall refer to sections in the Standard Terms.

                                     PART II

                      Special Terms and Conditions of Trust

         1.       For Growth Stock Series 26 Global Insurance Portfolio

                  A. (1) The aggregate number of Units outstanding on the date hereof for this Trust Portfolio is 100,000.

                     (2) The initial fractional undivided interest represented by each Unit of this Trust Portfolio shall be 1/100,000 of such Trust Portfolio. A receipt evidencing the ownership of this total number of Units outstanding on the date hereof is being delivered by the Trustee to the Depositor.

                     (3) The Securities deposited into the Trust Portfolio on the Initial Date of Deposit are set forth on Schedule A hereto.

                  B. The term "Record Date" shall mean December 10, 2001 and on the Mandatory Termination Date, provided, however, that with respect to a distribution required by Section 2.02(b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails.

                  Record Date shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state tax purposes, or for other purposes (hereinafter a "Special Record Date"), which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

                  C. The term "Distribution Date" shall mean the 15th day following each Record Date, commencing December 25, 2001 and on the Mandatory Termination Date with respect to Income Account Distributions (the "Income Account Distribution Dates") and shall mean December 25, 2001 and on the Mandatory Termination Date with respect to Capital Account Distributions (the "Capital Account Distribution Dates"), except that the Trustee may declare a Record Date of December 31 in any year for a Distribution Date of January 25 of the following year, if required for compliance with the rules and regulations governing regulated investment companies. With respect to a distribution required by Section 2.02(b), the Distribution Date shall be the fifteenth (15) day after the Record Date with respect thereto.

                  In the event a Special Record Date is declared, "Distribution Date" shall also include such date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.


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                  D. The Discretionary Liquidation Amount shall be fifty per centum (50%) of the aggregate value of the Securities originally deposited on the date hereof and subsequently deposited pursuant to any Supplemental Indenture pursuant to Section 2.02.

                  E. The Mandatory Termination Date shall be May 15, 2002 . Unless advised to the contrary by the Sponsor, the date on which the Trustee shall begin to sell equity Securities in accordance with Section 9.01 shall be May 1, 2002.

                  F. The Trustee's annual compensation as referred to in Section
8.05 shall be $.0170 per Unit computed monthly based on the largest number of Units outstanding during the preceding month.

                  G. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.0035 per Unit, based on the largest number of Units outstanding in a calendar year.

                  H. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $0.05 per Unit outstanding.

                  I. The calendar year to be specified pursuant to Section 3.05 shall be calendar year 2001, so that the Trustee's first annual report will be furnished to Unitholders within a reasonable period of time following calendar year 2001.

                  J. The Trust Portfolio hereby elects to qualify as a "grantor trust" under the Internal Revenue Code of 1986, as amended. The taxable year for this Trust Portfolio shall end on December 31.

                  K. The Sponsor's Initial Costs are estimated to be $0.020 per Unit.

                  L. The Trust hereby elects to make available a Reinvestment Plan for this Trust Portfolio. The Sponsor represents that the price paid by any Unitholder for Units acquired through reinvestment of Trust Portfolio distributions will be reduced by the aggregate amount of unpaid deferred sales charge at the time of such purchase.

                  M. Units of this Trust Portfolio shall not be held in certificated form.

                  N. The Trust Portfolio may receive Supplemental Deposits and issue Additional Units in accordance with Section 2.02(c).

                  O. The Units of this Trust Portfolio shall be subject to a Deferred Sales Charge in an amount, and that shall be paid in the manner, as set forth below and in the Prospectus. Commencing in the fourth (4th) month (May) and continuing through the thirteenth (13th) month (February) of the Trust's 15-month life, the Deferred Sales Charge per 100 Units shall be $15.00 for such 15-month period.


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                  P. For purposes of this Trust Portfolio, the In-Kind
Distribution Amount shall be $500,000, and the Sponsor shall direct whether an In-Kind Distribution shall be made.



         2.       For Growth Stock Series 26 Global Banks Portfolio

                  A. (1) The aggregate number of Units outstanding on the date hereof for this Trust Portfolio is 100,000.

                     (2) The initial fractional undivided interest represented by each Unit of this Trust Portfolio shall be 1/100,000 of such Trust Portfolio. A receipt evidencing the ownership of this total number of Units outstanding on the date hereof is being delivered by the Trustee to the Depositor.

                     (3) The Securities deposited into the Trust Portfolio on the Initial Date of Deposit are set forth on Schedule A hereto.

                  B. The term "Record Date" shall mean Decemember 10, 2001 and on the Mandatory Termination Date; provided, however, that with respect to a distribution required by Section 2.02(b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails.

                  Record Date shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state tax purposes, or for other purposes (hereinafter a "Special Record Date"), which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

                  C. The term "Distribution Date" shall mean the 15th day following each Record Date, commencing December 25, 2001 and on the Mandatory Termination Date with respect to Income Account Distributions (the "Income Account Distribution Dates") and shall mean December 25, 2001 and on the Mandatory Termination Date with respect to Capital Account Distributions (the "Capital Account Distribution Dates"), except that the Trustee may declare a Record Date of December 31 in any year for a Distribution Date of January 25 of the following year, if required for compliance with the rules and regulations governing regulated investment companies. With respect to a distribution required by Section 2.02(b), the Distribution Date shall be the fifteenth (15) day after the Record Date with respect thereto.

                  In the event a Special Record Date is declared, "Distribution Date" shall also include such date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

                  D. The Discretionary Liquidation Amount shall be fifty per centum (50%) of the aggregate value of the Securities originally deposited on the date hereof and subsequently deposited pursuant to any Supplemental Indenture pursuant to Section 2.02.

                  E. The Mandatory Termination Date shall be May 15, 2002. Unless advised to the contrary by the Sponsor, the date on which the Trustee shall begin to sell equity Securities in accordance with Section 9.01 shall be May 1, 2002.

                  F. The Trustee's annual compensation as referred to in Section
8.05 shall be $.0170 per Unit computed monthly based on the largest number of Units outstanding during the preceding month.

                  G. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.0035 per Unit, based on the largest number of Units outstanding in a calendar year.

                  H. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $0.05 per Unit outstanding.

                  I. The calendar year to be specified pursuant to Section 3.05 shall be calendar year 2001, so that the Trustee's first annual report will be furnished to Unitholders within a reasonable period of time following calendar year 2001.

                  J. The Trust Portfolio hereby elects to qualify as a "grantor trust" under the Internal Revenue Code of 1986, as amended. The taxable year for this Trust Portfolio shall end on December 31.

                  K. The Sponsor's Initial Costs are estimated to be $0.020 per Unit.

                  L. The Trust hereby elects to make available a Reinvestment Plan for this Trust Portfolio. The Sponsor represents that the price paid by any Unitholder for Units acquired through reinvestment of Trust Portfolio distributions will be reduced by the aggregate amount of unpaid deferred sales charge at the time of such purchase.

                  M. Units of this Trust Portfolio shall not be held in certificated form.

                  N. The Trust Portfolio may receive Supplemental Deposits and issue Additional Units in accordance with Section 2.02(c).

                  O. The Units of this Trust Portfolio shall be subject to a Deferred Sales Charge in an amount, and that shall be paid in the manner, as set forth below and in the Prospectus. Commencing in the fourth (4th) month (May) and continuing through the thirteenth (13th) month (February) of the Trust's 15-month life, the Deferred Sales Charge per 100 Units shall be $15.00 for such 15 month period.


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                  P. For purposes of this Trust Portfolio, the In-Kind
Distribution Amount shall be $500,000, and the Sponsor shall direct whether an In-Kind Distribution shall be made.


                  3. For Growth Stock Series 26 Global Utilities Portfolio

                  A. (1) The aggregate number of Units outstanding on the date hereof for this Trust Portfolio Series is 100,000.

                     (2) The initial fractional undivided interest represented by each Unit of this Trust Portfolio shall be 1/100,000 of such Trust Portfolio. A receipt evidencing the ownership of this total number of Units outstanding on the date hereof is being delivered by the Trustee to the Depositor.

                     (3) The Securities deposited into the Trust Portfolio on the Initial Date of Deposit are set forth on Schedule A hereto.

                  B. The term "Record Date" shall mean June 10, 2001 and quarterly thereafter; provided, however, that with respect to a distribution required by Section 2.02(b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails.

                  Record Date shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state tax purposes, or for other purposes (hereinafter a "Special Record Date"), which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

                  C. The term "Distribution Date" shall mean the 15th day following each Record Date, commencing June 25, 2001 and quarterly thereafter with respect to Income Account Distributions (the "Income Account Distribution Dates") and shall mean June 25, 2001 and quarterly thereafter with respect to Capital Account Distributions (the "Capital Account Distribution Dates"), except that the Trustee may declare a Record Date of December 31 in any year for a Distribution Date of January 25 of the following year, if required for compliance with the rules and regulations governing regulated investment companies. With respect to a distribution required by Section 2.02(b), the Distribution Date shall be the fifteenth (15) day after the Record Date with respect thereto.

                  In the event a Special Record Date is declared, "Distribution Date" shall also include such date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

                  D. The Discretionary Liquidation Amount shall be fifty per centum (50%) of the aggregate value of the Securities originally deposited on the date hereof and subsequently deposited pursuant to any Supplemental Indenture pursuant to Section 2.02.

                  E. The Mandatory Termination Date shall be May 15, 2002. Unless advised to the contrary by the Sponsor, the date on which the Trustee shall begin to sell equity Securities in accordance with Section 9.01 shall be May 1, 2002.

                  F. The Trustee's annual compensation as referred to in Section
8.05 shall be $.0170 per Unit computed monthly based on the largest number of Units outstanding during the preceding month.

                  G. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.0035 per Unit, based on the largest number of Units outstanding in a calendar year.

                  H. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $0.05 per Unit outstanding.

                  I. The calendar year to be specified pursuant to Section 3.05 shall be calendar year 2001, so that the Trustee's first annual report will be furnished to Unitholders within a reasonable period of time following calendar year 2001.

                  J. The Trust Portfolio hereby elects to qualify as a "grantor trust" under the Internal Revenue Code of 1986, as amended. The taxable year for this Trust Portfolio shall end on December 31.

                  K. The Sponsor's Initial Costs are estimated to be $0.020 per Unit.

                  L. The Trust hereby elects to make available a Reinvestment Plan for this Trust Portfolio. The Sponsor represents that the price paid by any Unitholder for Units acquired through reinvestment of Trust Portfolio distributions will be reduced by the aggregate amount of unpaid deferred sales charge at the time of such purchase.


                  M. Units of this Trust Portfolio shall not be held in certificated form.

                  N. The Trust Portfolio may receive Supplemental Deposits and issue Additional Units in accordance with Section 2.02(c).

                  O. The Units of this Trust shall be subject to a Deferred Sales Charge in an amount, and that shall be paid in the manner, as set forth below and in the Prospectus. Commencing in the fourth (4th) month (May) and continuing through the thirteenth (13th) month (February) of the

Trust's 15-month life, the Deferred Sales Charge per 100 Units shall be $15.00 per year for such 15- month period.

                  P. For purposes of this Trust Portfolio, the In-Kind Distribution Amount shall be $500,000, and the Sponsor shall direct whether an In-Kind Distribution shall be made.



         4.       For Growth Stock Series 26 Europe Portfolio

                  A. (1) The aggregate number of Units outstanding on the date hereof for this Trust Portfolio is 100,000.

                     (2) The initial fractional undivided interest represented by each Unit of this Trust Portfolio shall be 1/100,000 of such Trust Portfolio. A receipt evidencing the ownership of this total number of Units outstanding on the date hereof is being delivered by the Trustee to the Depositor.

                     (3) The Securities deposited into the Trust Portfolio on the Initial Date of Deposit are set forth on Schedule A hereto.

                  B. The term "Record Date" shall mean December 10, 2001 and on the Mandatory Termination Date; provided, however, that with respect to a distribution required by Section 2.02(b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails.

                  Record Date shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state tax purposes, or for other purposes (hereinafter a "Special Record Date"), which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

                  C. The term "Distribution Date" shall mean the 15th day following each Record Date, commencing December 25, 2001 and on the Mandatory Termination Date with respect to Income Account Distributions (the "Income Account Distribution Dates") and shall mean December 25, 2001 and on the Mandatory Termination Date with respect to Capital Account Distributions (the "Capital Account Distribution Dates"), except that the Trustee may declare a Record Date of December 31 in any year for a Distribution Date of January 25 of the following year, if required for compliance with the rules and regulations governing regulated investment companies. With respect to a distribution required by Section 2.02(b), the Distribution Date shall be the fifteenth (15) day after the Record Date with respect thereto.

                  In the event a Special Record Date is declared, "Distribution Date" shall also include such date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

                  D. The Discretionary Liquidation Amount shall be fifty per centum (50%) of the aggregate value of the Securities originally deposited on the date hereof and subsequently deposited pursuant to any Supplemental Indenture pursuant to Section 2.02.

                  E. The Mandatory Termination Date shall be May 15, 2002. Unless advised to the contrary by the Sponsor, the date on which the Trustee shall begin to sell equity Securities in accordance with Section 9.01 shall be May 1, 2002.

                  F. The Trustee's annual compensation as referred to in Section
8.05 shall be $.0170 per Unit computed monthly based on the largest number of Units outstanding during the preceding month.

                  G. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.0035 per Unit, based on the largest number of Units outstanding in a calendar year.

                  H. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $0.05 per Unit outstanding.

                  I. The calendar year to be specified pursuant to Section 3.05 shall be calendar year 2001, so that the Trustee's first annual report will be furnished to Unitholders within a reasonable period of time following calendar year 2001.

                  J. The Trust Portfolio hereby elects to qualify as a "grantor trust" under the Internal Revenue Code of 1986, as amended. The taxable year for this Trust Portfolio shall end on December 31.

                  K. The Sponsor's Initial Costs are estimated to be $0.020 per Unit.

                  L. The Trust hereby elects to make available a Reinvestment Plan for this Trust Portfolio. The Sponsor represents that the price paid by any Unitholder for Units acquired through reinvestment of Trust Portfolio distributions will be reduced by the aggregate amount of unpaid deferred sales charge at the time of such purchase.


                  M. Units of this Trust Portfolio shall not be held in certificated form.

                  N. The Trust Portfolio may receive Supplemental Deposits and issue Additional Units in accordance with Section 2.02(c).

                  O. The Units of this Trust shall be subject to a Deferred Sales Charge in an amount, and that shall be paid in the manner, as set forth below and in the Prospectus. Commencing in the fourth (4th) month (May) and continuing through the thirteenth (13th) month (February) of the Trust's 15-month life, the Deferred Sales Charge per 100 Units shall be $15.00 per year for such 15- month period.

                  P. For purposes of this Trust Portfolio, the In-Kind Distribution Amount shall be $500,000, and the Sponsor shall direct whether an In-Kind Distribution shall be made.

                                    PART III

          Common Terms and Conditions of Trust For All Trust Portfolios

1. Add a new Section 3.19: Foreign Exchange Transactions: With respect to any non-U.S. securities, unless the security is in the form of an American Depositary Share or Receipt, the Trustee is hereby authorized to enter into forward currency exchange contracts in order to convert U.S. dollars into foreign currency to provide for the purchase of such securities and the conversion of the proceeds of any sale of such securities and the conversion of any income with respect to such securities into U.S. dollars, all on such terms as the Trustee shall determine, and with such dealers as the Sponsor shall from time to time direct, which dealers may include the Trustee or affiliates of the Trustee, and any fees incurred and any spread between the prices at which the currencies are purchased and sold will be an expense of the Trust.

2. Add paragraph (f) to section 4.01: With respect to non-U.S. Securities, the value of each such security shall be converted to U.S. dollars based on current exchange rates, including the cost of a forward foreign exchange contract in the relevant currency as quoted to the Trustee by one or more banks, including the Trustee or an affiliate of the Trustee, unless the security is in the form of an American Depositary Share or receipt, in which case the evaluations shall be based upon the U.S. dollar prices in the market for American Depositary Shares or Receipts.

3. Section 4.01.(a) of the Standard Terms is hereby amended by deleting the existing paragraph (a) in its entirety and by inserting in replacement thereof new paragraph (a) in its entirety as set forth below:

          Section 4.01. Valuation of Securities. (a) The Trustee shall determine separately and promptly furnish to the Sponsor upon request, the value of each issue of Securities as of the Valuation Time on the days on which the Trust Fund Evaluation is required pursuant to Section 5.01. The Securities which are equity securities or securities convertible into equity securities shall be valued as follows: (1) if the Securities are listed on one or more national exchanges, or are traded on the Nasdaq National Market System or foreign securities exchanges, the valuation shall be determined on the basis of the last reported sale price on such exchange or system on that day on the exchange or system which is the principal market therefor (deemed to be the New York Stock Exchange if the Securities are listed thereon) (unless the Trustee deems such price inappropriate as a basis for valuation); (2) if there is no sale price on such exchange or system, at the mean between the closing bid and asked prices on such exchange or system (unless the Trustee deems such price inappropriate as a basis for valuation); (3) if the Securities are not so listed or traded, or if so listed or traded and the principal market therefor is other than on such exchange or system, the valuation shall be based on the closing sale price on the over-the-counter market (unless the Trustee deems such price inappropriate as a basis for valuation); or (4) if no such closing sale prices are available or if available are deemed inappropriate as a basis for valuation, (a) on the basis of current bid prices for the Securities, (b) if bid prices are not available for any Securities, on the basis of current bid prices for comparable securities, (c) by the Trustee's appraisal of the value of the Securities in good faith, on the bid side of the market, (d) on the basis of a valuation supplied by the Sponsor or (e) by any combination of the above. Neither the Trustee nor the Sponsor shall be liable for any such valuation in good faith.

4. Section 5.01(a)(Y)(iii) is amended to add the phrase "and C&D Fees" following "Initial Costs".

5. Section 5.02 (b)(1) is amended to add the phrase "and C&D Fees" following "Initial Costs".

6. Section 5.02 (b) is amended to add the phrase "and C&D Fees" following "Initial Costs".

7. Section 8.01 of the Standard Terms is hereby amended by deleting the existing paragraph (e) in its entirety and by inserting in replacement thereof new paragraph (e) in its entirety as set forth below:


(e)1. Subject to the provisions of subparagraphs (2) and (3) of this paragraph 8.01(e), the Trustee may employ agents, sub-custodians, attorneys, accountants, auditors and evaluators and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants, auditors or evaluators if such agents, sub-custodians, attorneys, accountants or auditors or evaluators shall have been selected with reasonable care provided, however, that the Trustee will hold the Securities in such manner and shall take any other steps possible to assure that the limitations imposed by Sections 165 and 1287 of the Internal Revenue Code (and any successor sections thereof) on holders of registration required obligations that are not issued in registration form will be inapplicable to the Trust. Unless otherwise directed by the Sponsor, the accounts of the Trust Fund shall be examined not less frequently than annually by independent certified public accountants designated from time to time by the Sponsor, and the report of such accountants shall be furnished by the Trustee to Unitholders upon request. So long as the Sponsor is maintaining a secondary market for Units, the Sponsor shall bear any audit expense which exceeds $.50 per Unit, unless the Trustee has been advised that all of such expenses are permitted by the Commission to be deducted from the Trust Fund. Except as otherwise specifically provided herein, the Trustee shall not be liable in respect of any action taken or suffered under the Indenture in good faith, in accordance with an opinion of counsel, including any action taken in reliance upon an opinion of counsel as to whether any Securities are Restricted Securities. The fees and expenses charged by such agents, sub-custodians, attorneys, accountants, auditors or evaluators shall constitute an expense of the Trustee reimbursable from the Income and Capital Accountants as set forth in
Section 3.04 hereof.


(2) The Trustee may place and maintain the Trust's Foreign Securities, cash and cash equivalents with the overseas branch of a US domestic bank. Additionally, the Trustee may place and maintain in the care of an Eligible Foreign Custodian (which is employed by the Trust as a sub-custodian as contemplated by subparagraph (1) of this paragraph 8.01(e) and which may be an affiliate or subsidiary of the Trustee or any other entity in which the Trustee may have an ownership interest) the Trust's Foreign Securities, cash and cash equivalents in amounts reasonable necessary to effect the Trust's Foreign Securities transactions, provided that:

         (A) the Trustee shall have:
         (i) Determined that maintaining the Trust's assets in a particular country or countries is consistent with the best interests of the Trust and the Unitholders;

         (ii) Determined that maintaining the Trust's assets with such Eligible Foreign Custodian is consistent with the best interests of the Trust and the Unitholders; and

         (iii) Entered into a written contract which is consistent with the best interests of the Trust and the Unitholders and which will govern the manner in which such Eligible Foreign Custodian will maintain the Trust's assets and which provides that:

                  (a) The Trust will be adequately indemnified and its assets adequately insured in the event of loss (without regard to the indemnity provided by the Trustee under subparagraph (3) of this paragraph 8.01(e);

                  (b) The Trust's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration;

                  (c) Beneficial ownership for the Trust's assets will be freely transferable without the payment of money or value other than for safe custody or administration;

                  (d) Adequate records will be maintained identifying the assets as belong to the Trust;

                  (e) The Trust's independent public accountants will be given access to records identifying assets of the Trust or confirmation of the contents of those records; and

                  (f) The Trustee will receive periodic reports with respect to safekeeping of the Trust's assets, including, but not necessarily limited to, notification of any transfer to or from the Trustee's account.

         (B) The Trustee shall establish a system to monitor such foreign custody arrangements to ensure compliance with the conditions of this subparagraph.

         (C) The Trustee, at least annually, reviews and approves the continuing maintenance of Trust assets in a particular country or countries with a particular Eligible Foreign Custodian or particular Eligible Foreign Custodians as consistent with the best interests of the Trust and the Unitholders.

         (D) The Trustee shall maintain and keep current written records regarding the basis for the choice or continued use of a particular Eligible Foreign Custodian pursuant to this subparagraph, and such records shall be available for inspection by Unitholders and the Commission at the Trustee's offices at all reasonable times during its usual business hours.

         (E) Where the Trustee has determined that a foreign custodian may no longer be considered eligible under this subparagraph or that, pursuant to subparagraph (2)(A)(ii) above, continuance of the arrangement would not be consistent with the best interests of the Trust and the Unitholders, the Trust must withdraw its assets from the care of that custodian as soon as reasonably practicable, and in any event within 180 days of the date when the Trustee made the determination.

         (F)      As used in this subparagraph (2),

         (i) "Foreign Securities" include: securities issued and sold primarily outside the United States by a foreign government, a national of any foreign country or a corporation or other organization incorporated or organized under the laws of any foreign country and securities issued or guaranteed by the Government of the United States or by any state or any political subdivisions thereof or by any agency thereof or by any entity organized under the laws of he Untied Sates or of any state thereof which have been issued and sold primarily outside the United States.
         (ii)     "Eligible Foreign Custodian" means

                  (a) The following securities depositories and clearing agencies which operate transnational systems of the central handling of securities or equivalent book entries which, by appropriate exemptive order issued by the Commission, have been qualified as Eligible Foreign Custodians for the Trust but only for so long as such exemptive order continues in effect: Morgan Guaranty Trust Company of New York, Brussels, Belgium in its capacity as operator of the Euro-Clear System ("Euro-Clear") and Central de Livraison de Valeuers Mobilieres, S.A. ("CEDEL"); and

                  (b) Any other entity that shall have been qualified as an Eligible Foreign Custodian for the Foreign Securities of the Trust by the Commission by exemptive order, rule or other appropriate action, commencing on such date as it shall have been so qualified but only for so long as such exemptive order, rule or other appropriate action continues in effect.

                  (G) The determinations set forth above to be made by the Trustee should be made only after consideration of all matters which the Trustee, in carrying out its fiduciary duties, finds relevant, including but not necessarily limited to, consideration of the following:

         (i) With respect to the selection of the country where the Trust's assets will be maintained, the Trustee should consider:

                  (a) Whether applicable foreign law would restrict the access afforded the Trust's independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country;

                  (b) Whether applicable foreign law would restrict the Trust's ability to recover its assets in the event of the bankruptcy of an Eligible Foreign Custodian located in that country;

                  (c) Whether applicable foreign law would restrict the Trust's ability to recover assets that are lost while under the control of an Eligible Foreign Custodian located in that country;

                  (d) The likelihood of expropriation, nationalization, freezes, or confiscation of the Trust' assets; and

                  (e) Whether difficulties in converting the Trust's cash and cash equivalents to U.S. dollars are reasonably foreseeable;

         (ii) With respect to the selection of an Eligible Foreign Custodian, the Trustee should consider:

                  (a) The financial strength of the Eligible Foreign Custodian, its general reputation and standing in the country in which it is located, its ability to provide efficiently the custodial services required and the relative cost for those services;

                  (b) Whether the Eligible Foreign Custodian would provide a level of safeguards for maintaining the Fund's assets not materially different from that provided by the Trustee in maintaining the Fund's securities in the United States;

                  (c) Whether the Eligible Foreign Custodian has branch offices in the United States in order to facilitate the assertion of jurisdiction over and enforcement of judgments against such Custodian; and

                  (d) In the case of an Eligible Foreign Custodian that is a foreign securities depository, the number of participants in, and operating history of , the depository.

         (iii) The extent of the Trust's exposure to loss because of the use of an Eligible Foreign Custodian. The potential effect of such exposure upon Unitholders shall be disclosed, if material, by the Sponsor in the Prospectus relating to the Trust.

(3) The Trustee hereby agrees to indemnify and hold the Trust harmless from and against any loss which shall occur as the result of the failure of an Eligible Foreign Custodian holding the foreign securities of the Trust to exercise reasonable care with respect to the safekeeping of such foreign securities to the same extent that the Trustee is required under the Indenture to indemnify and hold the Trust harmless, if the Trustee were holding such foreign securities in the United States' jurisdiction whose laws govern the Indenture, provded however, that the Trustee will not have liability for loss except by reason of the gross negligence, bad faith or willful misconduct of the Trustee or the Eligible Foreign Custodian

8. Section 10.02 of the Standard Terms is hereby amended by adding new subsections 10.02(f) through (i) below, to provide for the deduction and payment of the Creation and Development Fee described in the Prospectus (the "C&D Fee"):


                  (f) The Sponsor shall be paid the C&D Fee in the manner described below and the payment of the C&D Fee shall be for the account of Unitholders of record at April 25, 2001 which is the conclusion of the initial public Offering Period the ("Computation Date") and shall not be reflected in the computation of Unit Value prior thereto.


                  (g) The Sponsor shall submit a written certification to the Trustee stating the Computation Date, the percentage rate of the C&D Fee set forth in the Prospectus (the "Percentage Rate") and the total dollar amount of the C&D Fee calculated in the manner set forth in subsection (h) immediately below (the "C&D Certification").

                  (h) The Sponsor shall compute the total dollar amount of the C&D Fee by (a) multiplying the Trust Fund's average daily net asset value per Unit during the period from the Initial Date of Deposit through and including the Computation Date by (b) the number of Units outstanding on the Computation Date and then (c) multiplying that product by the Percentage Rate.

                  (i) Promptly after receipt of the C&D Certification, the Trustee shall pay to the Sponsor, from the assets of the Trust Fund, the C&D Fee specified therein or any lessor amount as may be requested by the Sponsor. If so directed by the Sponsor, and upon receipt of directions to sell those Securities selected by the Sponsor, the Trustee shall sell those Securities having a value, as determined under Section 4.01 of the Standard Terms as of the date of such sale sufficient for the payment of the C&D fee specified in the C&D Certification and shall distribute the proceeds of such sale to or upon the order of the Sponsor, but only to the extent of such C&D Fee.

9. The Trustee's address for notices under Section 10.06 of the Standard Terms is:

                                    Hancock Towers
                                    200 Clarendon Street
                                    Boston, MA 02116

                  IN WITNESS WHEREOF, PaineWebber Incorporated has caused this Trust Indenture and Agreement to be executed by one of its Senior Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, and Investors Bank & Trust Company has caused this Trust Indenture to be executed by one of its Authorized Signatories and its corporate seals to be hereto affixed and attested by one of its Authorized Signatories, all as of the date first above written.

                                   PAINEWEBBER INCORPORATED
                                   as Depositor and Sponsor



SEAL                               By
                                      ----------------------------
                                         Senior Vice President



Attest:



--------------------------
        Secretary

STATE OF NEW YORK   )
                    :ss.:
COUNTY OF NEW YORK  )


                  On this 14th day of February, 2001 before me personally appeared Robert E. Holley, to me known, who being by me duly sworn, said that he is a Senior Vice President of PaineWebber Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.






                         ---------------------------
                         Notary Public

                          SCHEDULE A TO TRUST INDENTURE

GLOBAL INSURANCE PORTFOLIO SCHEDULE OF INVESTMENTS AS OF INITIAL DEPOSIT DATE, FEBRUARY 14, 2001.


SECURITIES(1)




            PRIMARY INDUSTRY SOURCE AND              NUMBER OF     COST TO PORTFOLIO
                   NAME OF ISSUER                      SHARES    IN U.S. DOLLARS(2)(3)
--------------------------------------------------- ----------- ----------------------
Diversified Financial Services (4.01%)
   Fortis (NL) N.V.+                                   1,310        $  39,736.32
Insurance Brokers (8.08%)
   Aon Corporation                                     1,080           40,078.80
   Marsh & McLennan Companines, Inc.                     350           39,928.00
Life/Health Insurance (27.95%)
   AFLAC Incorporated                                    630           39,677.40
   American General Corporation                          510           39,586.20
   Canada Life Financial Corporation+                  1,380           39,464.83
   Manulife Financial Corporation+                     1,460           39,689.08
   Nationwide Financial Services, Inc.                   900           39,015.00
   Prudential PLC+                                     2,690           39,617.51
   Sun Life Financial Services of Canada+              1,710           39.683.80
Multi-Line Insurance (47.63%)
   Allianz AG+                                           110           37,974.75
   American International Group, Inc.                    442           39,319.20
   Assicurazioni Generali S.P.A.+                      1,060           39,423.73
   Assurances Generales de France (AGF)+                 610           38,832.30
   Axa+                                                  310           39,925.49
   CGNU PLC+                                           2,700           39,650.58
   Ergo Versicherungs Gruppe AG+                         250           37,629.53
   ING Groep N.V.+                                       530           39,326.21
   MetLife, Inc.*                                      1,230           39,753.60
   The Allstate Corporation                              960           39,715.20
   The Hartford Financial Services Group, Inc.           630           40,320.00
   The St. Paul Companies, Inc.                          810           39,706.20
Property/Casualty Insurance (8.02%)
   ACE Limited                                         1,030           39,531.40
   The Chubb Corporation                                 530           39,829.50
Reinsurance (4.31%)
   Muenchener Rueckversicherungs-Gesellschaft AG+        130           42,605.37
      TOTAL INVESTMENTS                                             $ 990,020.00
                                                                    ============



----------
(1) All Securities are represented entirely by contracts to purchase such Securities.

(2) Valuation of the Securities by the Trustee was made on the business day prior to the Initial Deposit Date as described in "Valuation" in Part B of this Prospectus on the basis of closing sales prices on the relevant exchange.

(3)   The loss to the Sponsor on the Initial Deposit Date is $3,873.

*     Non-income producing security.

+     Foreign Stock

                          SCHEDULE A TO TRUST INDENTURE

GLOBAL BANKS PORTFOLIO SCHEDULE OF INVESTMENTS AS OF INITIAL DEPOSIT DATE, FEBRUARY 14, 2001.


SECURITIES(1)





       PRIMARY INDUSTRY SOURCE AND           NUMBER OF       COST TO PORTFOLIO
              NAME OF ISSUER                   SHARES      IN U.S. DOLLARS(2)(3)
-----------------------------------------   -----------   ----------------------
Commercial Banks - Non. U.S. (17.33%)
 Allied Irish Banks PLC+                       3,890          $  42,972.91
 National Australia Bank Limited++               540             42,660.00
 Nordea AB (NDA)+                              6,230             42,950.24
 UniCredito Italiano S.P.A.+                   8,270             43,015.58
Diversified Financial Services (4.36%)
 Citigroup Inc.                                  790             43,126.10
Money Center Banks (56.49%)
 Banco Bilbao Vizcaya Argentaria, S.A.+        2,730             42,875.74
 Barclays PLC+                                 1,290             43,144.82
 BNP Paribas SA+                                 480             43,305.02
 Credit Suisse Group+                            220             44,301.93
 Deutsche Bank AG+                               480             44,365.54
 HSBC Holdings PLC+                            2,770             43,015.61
 J.P. Morgan Chase & Co.                         840             42,957.60
 Royal Bank of Scotland Group PLC+             1,810             43,150.22
 San Paolo - IMI S.P.A.+                       2,700             43,050.96
 Societe Generale+                               700             43,885.03
 Standard Chartered PLC+                       2,770             43,046.35
 The Bank of New York Company, Inc.              800             43,216.00
 The Sumitomo Bank, Limited+                   4,000             38,942.80
Super-Regional Banks (21.82%)
 Fifth Third Bancorp                             730             43,161.25
 FleetBoston Financial Corporation             1,010             42,914.90
 Mellon Financial Corporation                    900             43,182.00
 State Street Corporation                        410             43,788.00
 Wells Fargo & Company                           860             42,991.40
   TOTAL INVESTMENTS                                          $ 990,020.00
                                                              ============



----------
(1) All Securities are represented entirely by contracts to purchase such Securities.

(2) Valuation of the Securities by the Trustee was made on the business day prior to the Initial Deposit Date as described in "Valuation" in Part B of this Prospectus on the basis of closing sales prices on the relevant exchange.

(3)   The loss to the Sponsor on the Initial Deposit Date is $5,832.

*     Non-income producing security.

+     Foreign stock

++ These shares are U.S. dollar denominated and pay dividends in U.S. dollars but are subject to investment risks generally facing common stocks of foreign issuers (see "Risk Factors and Special Considerations" in Part B.)

                          SCHEDULE A TO TRUST INDENTURE

GLOBAL UTILITIES PORTFOLIO SCHEDULE OF INVESTMENTS AS OF INITIAL DEPOSIT DATE, FEBRUARY 14, 2001.


SECURITIES(1)





        PRIMARY INDUSTRY SOURCE AND           NUMBER OF       COST TO PORTFOLIO
              NAME OF ISSUER                    SHARES      IN U.S. DOLLARS(2)(3)
------------------------------------------   -----------   ----------------------
Electric-Generation (4.22%)
 The AES Corporation*                              730         $  41,749.10
Electric-Integrated (62.37%)
 Centrais Electricas Brasileiras S.A.+           2,000            43,412.40
 Chubu Electric Power Company, Inc.+             2,500            41,389.50
 Cinergy Corporation                             1,290            41,305.80
 Companhia Paranaense de Energia-Copel*+         4,000            40,383.60
 Duke Energy Corporation                         1,020            41.544.60
 Electricidade de Portugal, S.A. (EDP)+         13,330            41,232.36
 Energy East Corporation                         2,160            41,299.20
 Exelon Corporation                                640            40,960.00
 Pinnacle West Capital Corporation                 920            41,032.00
 PPL Corporation                                   920            41,032.00
 Reliant Energy, Inc.                            1,010            41,117.10
 The Southern Company                            1,340            40,803.00
 The Tokyo Electric Power Company, Inc.+         1,800            39,437.28
 TXU Corporation                                 1,010            41,208.00
 Xcel Energy, Inc.                               1,500            41,325.00
Electric-Transmission (4.16%)
 National Grid Group PLC+                        4,480            41,160.00
Gas-Distribution (4.17%)
 Centrica PLC+                                  11,520            41,245.06
Gas-Transportation (4.17%)
 Lattice Group PLC*+                            20,010            41,258.62
Pipelines (16.76%)
 El Paso Energy Corporation                        580            42,073.20
 Enron Corporation                                 510            41,386.50
 Dynegy Inc.                                       800            41,128.00
 The Williams Companies, Inc.                      920            41,473.60
Power Conversion/Supply Equipment (4.15%)
 Vestas Wind Systems A/S+                          800            41,064.08
   TOTAL INVESTMENTS                                           $ 990,020.00
                                                               ============



----------
(1) All Securities are represented entirely by contracts to purchase such Securities.

(2) Valuation of the Securities by the Trustee was made on the business day prior to the Initial Deposit Date as described in "Valuation" in Part B of this Prospectus on the basis of closing sales prices on the relevant exchange.

(3)  The loss to the Sponsor on the Initial Deposit Date is $4,062.

*    Non-income producing security.

+    Foreign Stock.

                          SCHEDULE A TO TRUST INDENTURE


EUROPE PORTFOLIO SCHEDULE OF INVESTMENTS AS OF INITIAL DEPOSIT DATE, FEBRUARY 14, 2001.


SECURITIES(1)



          PRIMARY INDUSTRY SOURCE AND            NUMBER OF     COST TO PORTFOLIO
                 NAME OF ISSUER                    SHARES    IN U.S. DOLLARS(2)(3)
----------------------------------------------- ----------- ----------------------
   Aerospace/Defense (4.00%)
      BAE Systems PLC                               8,860       $  39,563.78
   Airlines (4.00%)
      British Airways PLC                           6,690          39,622.86
   Automobile (7.99%)
      Bayerische Motoren Werke (BMW) AG             1,110          39,699.48
      Renault SA                                      800          39,401.68
   Building Products (4.02%)
      Lafarge SA                                      410          39,782.79
   Computer Software & Services (8.00%)
      Logica PLC                                    1,640          39,644.38
      Software AG*                                    560          39,541.60
     Electric (8.02%)
      Electricidade de Portugal, S.A. (EDP)        12,810          39,623.89
      Iberdrola SA                                  2,560          39,805.18
   Financial Institutions/Banks (8.01%)
      BNP Paribas SA                                  440          39,696.27
      Royal Bank of Scotland Group PLC              1,660          39,574.23
   Foods--Miscellaneous/Diversified (4.29%)
      Nestle SA                                        20          42,444.04
   Human Resources (3.96%)
      Adecco SA                                        60          39,195.71
   Insurance--Multi-Line (7.52%)
      Riunione Adriatica di Sicurta SPA (RAS)       2,680          39,647.92
      Zurich Financial Services AG                     70          34,820.65
   Medical & Pharmaceutical Products (4.12%)
      Aventis SA                                      500          40,805.60
   Oil/Gas (3.99%)
      ENI SPA                                       6,050          39,544.62
   Retail--Building Products (4.09%)
      Castorama Dubois Investissement SA              170          40,534.02
   Retail--Food (4.00%)
      Tesco PLC                                    10,500          39,612.30
   Telecommunications (19.99%)
      Alcatel SA                                      760          39,600.56
      Marconi PLC                                   4,330          39,581.83
      Telecom Italia SPA                            3,490          39,582.88
      Tele Danmark A/S                                880          39,578.53
      Vodafone Group PLC                           12,450          39,607.19
   Transport Services (4.00%)
      Deutsche Post AG*                             1,820          39,508.01
         TOTAL INVESTMENTS                                      $ 990,020.00
                                                                ============



----------
(1) All Securities are represented entirely by contracts to purchase such Securities. All securities in this portfolio are foreign stock.
(2) Valuation of the Securities by the Trustee was made on the business day prior to the Initial Deposit Date as described in "Valuation" in Part B of this Prospectus on the basis of closing sales prices on the relevant exchange.
(3)   The loss to the Sponsor on the Initial Deposit Date is $8,807.
*     Non-income producing security.